Exhibit 99.1

The Beachbody Company, Inc. Announces Q4 and FY 2023 Financial Results; Expects Positive Cash Flow from Operating Activities and Free Cash Flow in Q1 2024

El Segundo, Calif. (March 11, 2024) – The Beachbody Company, Inc. (NYSE: BODi) (“BODi” or the “Company”), a leading subscription health and wellness company, today announced financial results for its fourth quarter ended December 31, 2023.

"2023 was a transformational year at BODi. Our turnaround plan successfully simplified our digital platform, lowering our breakeven point and enhancing our liquidity position,” said Carl Daikeler, BODi’s Co-Founder and Chief Executive Officer. "In 2024, our objective is fostering more profitable revenue streams and sustainable free cash flows, with a renewed focus on reshaping our nutrition business. Our accomplishments in 2023 set the foundation for continued execution of our turnaround in 2024. We expect to have positive cash flow from operating activities and free cash flow in the first quarter.”

Fourth Quarter 2023 Results

•
Total revenue was $119.0 million compared to $148.2 million in the prior year period and exceeded the high end of the guidance range.
o
Digital revenue was $64.0 million compared to $68.7 million in the prior year period and digital subscriptions totaled 1.31 million in the fourth quarter.
o
Nutrition and Other revenue was $51.8 million compared to $74.7 million in the prior year period and nutritional subscriptions totaled 0.16 million in the fourth quarter.
o
Connected Fitness revenue was $3.2 million compared to $4.7 million in the prior year period and approximately 4,100 bikes were delivered in the fourth quarter.
•
Total operating expenses were $134.3 million, which included a $43.1 million impairment of goodwill and intangible assets, compared to $132.8 million in the prior year period, which included an $18.9 million impairment of intangible assets.
•
Operating loss increased by $12.2 million to $60.4 million compared to an operating loss of $48.1 million in the prior year period.
•
Net loss was $65.0 million, which included a $43.1 million impairment of goodwill and intangible assets, compared to a net loss of $44.9 million in the prior year period, which included an $18.9 million impairment of intangible assets.
•
Adjusted EBITDA1 was $2.8 million compared to $3.5 million in the prior year period.

Full Year 2023 Results

•
Total revenue was $527.1 million compared to $692.2 million in the prior year.
o
Digital revenue was $258.4 million compared to $300.7 million in the prior year.
o
Nutrition and Other revenue was $249.5 million compared to $353.3 million in the prior year.
o
Connected Fitness revenue was $19.2 million compared to $38.2 million in the prior year and approximately 20,850 bikes were delivered in 2023.
•
Total operating expenses were $464.1 million, which included a $43.1 million impairment of goodwill and intangible assets, compared to $572.7 million in the prior year, which included a $19.9 million impairment of intangible assets.
•
Operating loss decreased by $62.2 million to $141.0 million compared to an operating loss of $203.2 million in the prior year.
•
Net loss was $152.6 million, which included a $43.1 million impairment of goodwill and intangible assets, compared to a net loss of $194.2 million in the prior year, which included a $19.9 million impairment of intangible assets.
•
Adjusted EBITDA1 was $(8.7) million compared to $(23.3) million in the prior year.
•
Cash used in operating activities for the year ended December 31, 2023 was $22.5 million compared to $47.2 million in the prior year, and cash used in investing activities was $10.8 million compared to $26.5 million in the prior year. Total

Exhibit 99.1

cash used in operating activities minus the purchase of property and equipment, which we call free cash flow, was $29.1 million compared to $73.7 million in the prior year.

Marc Suidan, Chief Financial Officer, stated: "With our new cost structure in place, we should have positive free cash flow in the first quarter of 2024. We have significantly reduced our breakeven point and are projecting to achieve approximately $200 million in fixed costs and capital expenditure savings in 2024 over 2021. The annualized cost savings increased from approximately $165 million in 2023 to an estimate of approximately $200 million in 2024, as compared to our 2021 cost structure."

Exhibit 99.1

Key Operational and Business Metrics

	As of or for the Three Months Ended December 31,			As of or for the Year Ended December 31,
	2023	2022	Change v 2022	2023	2022	Change v 2022

Digital Subscriptions (in millions)	1.31	1.95	(33.0%)	1.31	1.95	(33.0%)
Nutritional Subscriptions (in millions)	0.16	0.22	(25.0%)	0.16	0.22	(25.0%)
Total Subscriptions (in millions)	1.47	2.17	(32.2%)	1.47	2.17	(32.2%)

Average Digital Retention	96.9%	96.8%	10bps	96.0%	95.9%	10bps
Total Streams (in millions)	20.4	23.8	(14.6%)	98.2	120.5	(18.4%)
DAU/MAU	30.3%	29.0%	130bps	31.3%	30.1%	120 bps

Connected Fitness Units Delivered (in thousands)	4.1	3.7	10.7%	20.9	31.5	(33.6%)

Digital	$64.0	$68.7	(6.8%)	$258.4	$300.7	(14.1%)
Nutrition & Other	$51.8	$74.7	(30.7%)	$249.5	$353.3	(29.4%)
Connected Fitness	$3.2	$4.8	(33.0%)	$19.2	$38.2	(49.7%)
Revenue (in millions)	$119.0	$148.2	(19.7%)	$527.1	$692.2	(23.9%)
Net Loss (in millions)	$(65.0)	$(44.9)	(44.6%)	$(152.6)	$(194.2)	21.4%
Adjusted EBITDA (in millions) [1]	$2.8	$3.5	(20.0%)	$(8.7)	$(23.3)	62.7%

Outlook for The First Quarter of 2024

	Outlook For Quarter Ending March 31, 2024
(in millions)
Revenue	$113	$121

Net Loss	$(15)	$(10)

Adjustments:
Depreciation and Amortization	$5	$5
Amortization of Content Assets	$5	$5
Interest Expense	$2	$2
Equity-Based Compensation	$5	$5
Other Adjustment Items	$(2)	$(2)
Total Adjustments	$15	$15

Adjusted EBITDA [1]	—	$5

1 A definition of Adjusted EBITDA and reconciliation to net loss is at the end of this release.

Exhibit 99.1

Conference Call and Webcast Information

BODi will host a conference call at 5:00pm ET on Monday, March 11, 2024, to discuss its financial results and matters other than past results, such as guidance. To participate in the live call, please dial (833) 470-1428 (U.S. & Canada), or +1 (929) 526-1599 (all other locations) and provide the conference identification number: 485492. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until March 18, 2024, by dialing (866) 813-9403 (U.S. & Canada), or + 44 (204) 525-0658 (all other locations). The replay passcode is 109802.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About BODi and The Beachbody Company, Inc.

Originally known as Beachbody, BODi has been innovating structured step-by-step home fitness and nutrition programs for 25 years such as P90X, Insanity, and 21-Day Fix, plus the first premium superfood nutrition supplement, Shakeology. Headquartered in El Segundo, California, BODi helps people feel great while they pursue extraordinary life-changing results. The BODi community represents millions of people helping each other stay accountable to goals of healthy weight loss, improved strength and energy, and resilient mental and physical well-being.

Ticker Symbol Changed to BODi

On March 4, 2024, the Company transitioned its stock ticker from "BODY" to "BODi" on the NYSE, in line with its rebrand from Beachbody to BODi. There were no changes made to the CUSIP or the stock's listing status on the NYSE.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter and full year, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as "believe", “plans”, "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 11, 2024 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Exhibit 99.1

The Beachbody Company, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents (restricted cash of $0.1 million and $0.0 million at December 31, 2023 and 2022, respectively)	$33,409	$80,091
Restricted short-term investments	4,250	—
Inventory	24,976	54,060
Prepaid expenses	10,715	13,055
Other current assets	45,923	39,248
Total current assets	119,273	186,454
Property and equipment, net	45,055	74,147
Content assets, net	21,359	34,888
Goodwill and intangible assets, net	85,166	133,370
Right-of-use assets, net	3,063	5,030
Other assets	2,923	9,506
Total assets	$276,839	$443,395
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,659	$17,940
Accrued expenses	42,147	64,430
Deferred revenue	97,169	95,587
Current portion of lease liabilities	1,835	2,150
Current portion of Term Loan	8,068	1,250
Other current liabilities	5,325	3,283
Total current liabilities	165,203	184,640
Term Loan	21,491	39,735
Long-term lease liabilities, net	1,425	3,318
Deferred tax liabilities, net	10	181
Other liabilities	5,950	3,979
Total liabilities	194,079	231,853
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding as of December 31, 2023 and 2022	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C);
Class A: 3,978,356 and 3,418,237 shares issued and outstanding at December 31, 2023 and 2022, respectively;	1	1
Class X: 2,729,003 and 2,825,006 shares issued and outstanding at December 31, 2023 and 2022, respectively;	1	1
Class C: no shares issued and outstanding at December 31, 2023 and 2022	—	—
Additional paid-in capital	654,657	630,738
Accumulated deficit	(571,876)	(419,235)
Accumulated other comprehensive income (loss)	(23)	37
Total stockholders’ equity	82,760	211,542
Total liabilities and stockholders’ equity	$276,839	$443,395

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Digital	$64,044	$68,685	$258,370	$300,673
Nutrition and other	51,781	74,735	249,510	353,331
Connected fitness	3,185	4,746	19,229	38,195
Total revenue	119,010	148,166	527,109	692,199
Cost of revenue:
Digital	17,210	15,510	64,942	66,419
Nutrition and other	24,230	37,491	109,170	164,753
Connected fitness	3,598	10,544	29,910	91,454
Total cost of revenue	45,038	63,545	204,022	322,626
Gross profit	73,972	84,621	323,087	369,573
Operating expenses:
Selling and marketing	59,952	73,774	282,147	359,987
Enterprise technology and development	17,782	20,847	74,407	104,363
General and administrative	13,570	19,237	57,932	78,426
Restructuring	(53)	—	6,497	10,047
Impairment of goodwill	40,000	—	40,000	—
Impairment of intangible assets	3,092	18,907	3,092	19,907
Total operating expenses	134,343	132,765	464,075	572,730
Operating loss	(60,371)	(48,144)	(140,988)	(203,157)
Other income (expense)
Loss on partial debt extinguishment	—	—	(3,168)	—
Impairment of other investment	(4,000)	—	(4,000)	—
Change in fair value of warrant liabilities	1,175	3,626	2,679	8,322
Interest expense	(2,101)	(2,194)	(8,874)	(3,368)
Other income, net	196	262	1,747	958
Loss before income taxes	(65,101)	(46,450)	(152,604)	(197,245)
Income tax benefit (provision)	62	1,517	(37)	3,053
Net loss	$(65,039)	$(44,933)	$(152,641)	$(194,192)

Net loss per common share, basic and diluted	$(10.31)	$(7.28)	$(24.47)	$(31.58)
Weighted-average common shares outstanding, basic and diluted	6,307	6,168	6,239	6,150

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(152,641)	$(194,192)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of goodwill	40,000	—
Impairment of intangible assets	3,092	19,907
Impairment of other investments	4,000	—
Depreciation and amortization expense	39,573	74,848
Amortization of content assets	23,755	24,276
Provision for inventory and inventory purchase commitments	10,561	39,757
Realized losses on hedging derivative financial instruments	222	108
Change in fair value of warrant liabilities	(2,679)	(8,322)
Equity-based compensation	23,891	17,620
Deferred income taxes	(191)	(2,961)
Amortization of debt issuance costs	1,899	733
Paid-in-kind interest expense	1,310	598
Loss on partial debt extinguishment	3,168	—
Change in lease assets	1,967	—
Other non-cash items	—	1,219
Changes in operating assets and liabilities:
Inventory	17,508	41,510
Content assets	(10,226)	(19,787)
Prepaid expenses	2,340	2,806
Other assets	(4,438)	4,241
Accounts payable	(7,103)	(26,705)
Accrued expenses	(20,293)	(8,673)
Deferred revenue	2,163	(9,563)
Other liabilities	(415)	(4,593)
Net cash used in operating activities	(22,537)	(47,173)
Cash flows from investing activities:
Purchase of property and equipment	(6,576)	(26,493)
Investment in restricted short-term investments	(4,250)	—
Net cash used in investing activities	(10,826)	(26,493)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	3,162
Remittance of taxes withheld from employee stock awards	—	(308)
Debt borrowings	—	50,000
Debt repayments	(17,000)	(625)
Proceeds from issuance of common shares in the Employee Stock Purchase Plan	553	—
Tax withholdings payments for vesting of restricted stock	(2,178)	(183)
Payment of debt issuance costs	—	(4,485)
Proceeds from issuance of Equity Offering, net of issuance costs	4,908	—
Net cash (used in) provided by financing activities	(13,717)	47,561
Effect of exchange rates on cash	398	(858)
Net decrease in cash, cash equivalents and restricted cash	(46,682)	(26,963)
Cash, cash equivalents and restricted cash, beginning of year	80,091	107,054
Cash, cash equivalents and restricted cash, end of year	$33,409	$80,091

Exhibit 99.1

The Beachbody Company, Inc.

Non GAAP Information

We use Adjusted EBITDA, which is a non-GAAP performance measure, to supplement our results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA is useful in evaluating our operating performance, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for impairment of goodwill and intangible assets, depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income tax provision (benefit), equity-based compensation, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business as described in the reconciliation below.

We include this non-GAAP financial measure because it is used by management to evaluate BODi’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because they are non-cash (for example, in the case of depreciation and amortization, impairment of goodwill and intangible assets and equity-based compensation) or are not related to our underlying business performance (for example, in the case of restructuring costs, interest income and expense).

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest GAAP measure, for the periods indicated:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022

Net loss	$(65,039)	$(44,933)	$(152,641)	$(194,192)
Adjusted for:
Impairment of goodwill	40,000	—	40,000	—
Impairment of intangible assets	3,092	18,907	3,092	19,907
Impairment of other investment	4,000	—	4,000	—
Loss on partial debt extinguishment (1)	—	—	3,168	—
Depreciation and amortization	8,178	15,990	39,573	74,848
Amortization of capitalized cloud computing implementation costs	57	30	179	492
Amortization of content assets	7,268	5,603	23,755	24,276
Interest expense	2,101	2,194	8,874	3,368
Income tax provision (benefit)	(62)	(1,517)	37	(3,053)
Equity-based compensation	4,739	4,454	23,891	17,620
Employee incentives, expected to be settled in equity (2)	—	5,466	(5,466)	5,466
Inventory net realizable value adjustment (3)	—	1,295	—	24,864
Restructuring and platform consolidation costs (4)	(53)	—	7,169	11,718
Change in fair value of warrant liabilities	(1,175)	(3,626)	(2,679)	(8,322)
Non-operating (5)	(309)	(320)	(1,649)	(257)
Adjusted EBITDA	$2,797	$3,543	$(8,697)	$(23,265)

1 Represents the loss related to the $15.0 million partial debt prepayment that the Company made on July 24, 2023.

2 The non-cash charge for employee incentives which were expected to be settled in equity was recorded and included in the Adjusted EBITDA calculation during the year ended December 31, 2022. During the three months ended March 31, 2023, we reclassified the non-cash charge from employee incentives expected to be settled in equity to equity-based compensation because we settled certain employee incentives with restricted stock unit awards during the period.

3 Represents a non-cash expense to reduce the carrying value of our connected fitness inventory and related future commitments. This adjustment was included during the three months and year ended December 31, 2022, because of its unusual magnitude due to disruptions in the connected fitness market.

Exhibit 99.1

4 Includes restructuring expense and personnel costs associated with executing our key growth priorities during the year ended December 31, 2023, and with the consolidation of our digital platforms during the three months and year ended December 31, 2022. The costs primarily relates to termination benefits related to headcount reductions.

5 Primarily includes interest income.

Investor Relations

IR@BODi.com